SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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CHINA NUTRIFRUIT GROUP LIMITED
(Name of Registrant as Specified in Its Charter)

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China Nutrifruit Group Limited
5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang China 163316

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about __________, 2009, to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of China Nutrifruit Group Limited, a Nevada corporation (the “Company”), as of the close of business on September 29, 2009 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated September 29, 2009, (the “Written Consent”) of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to China Nutrifruit Group Limited.

The Written Consent approved the issuance of certain amount of shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and warrants in connection with an equity financing transaction of the Company that may eventually result in the issuance of the shares of Common Stock equal to or greater than 20% of the Company’s issued and outstanding Common Stock, or 7,225,150 shares as of the Record Date (the “Share Issuance”).

The Written Consent constitutes the consent of the Majority Stockholders and is sufficient under Chapter 78 of the Nevada Revised Statutes and our Bylaws to approve the Share Issuance. Accordingly, the actions to be taken pursuant to the Written Consent are not presently being submitted to our other stockholders for a vote.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Jinglin Shi
Jinglin Shi
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about __________, 2009, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT THAT THE COMPANY HAS TAKEN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

PRIVATE PLACEMENT TRANSACTIONS

On September 30, 2009, the Company entered into a securities purchase agreement with certain accredited investors (the “Investors”) and effected the initial closing of a private placement transaction by issuing 359,502 units (the “Units”) to the Investors at a purchase price of $33.00 per Unit (the “First Private Placement”). On October 8, 2009, the Company effected the second and final closing of the private placement transaction and issued 43,916 Units under the same terms (the “Second Private Placement” and together with the First Private Placement, the “Private Placement Transactions”). Each Unit consists of one share of the Company’s newly-designated Series A Preferred Stock and one warrant (the “Investor Warrant”) to purchase 2.5 shares of the Company’s Common Stock. The Series A Preferred Stock is convertible into ten shares of the Company’s Common Stock (subject to customary adjustments) and the Company is obligated to register the underlying shares of Common Stock within a pre-defined period.

In connection with the Private Placement Transactions, the Company issued to the placement agents and/or their designees, warrants for the purchase of 242,052 shares of Common Stock, exercisable at an initial exercise price of $3.30 per share (subject to adjustments) for a period of four years following the date of issuance (the “Agent Warrants” and together with the Investor Warrant, the “Warrants”).

Reasons for Seeking Shareholder Approval

Because the Company’s Common Stock is listed on the NYSE Amex Market, we are subject to NYSE Amex rules and regulations. NYSE Amex Company Guide Section 713 (a)(ii) requires each company listed on NYSE Amex to obtain shareholder approval as a perquisite to approval of applications to listing additional shares when the additional shares will be issued in connection with a transaction involving the sale, issuance, or potential issuance by the company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

As of the Record Date, there were 36,125,754 shares of the Company’s Common Stock issued and outstanding. In connection with the Private Placement Transactions, the aggregate number of shares of Common Stock initially issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants is 5,284,799, which is less than 20% of the Company’s issued and outstanding Common Stock, or 7,225,150 as of the Record Date. However, because both the conversion of the Series A Preferred Stock and the exercise of the Warrants are subject to customary stock split, recapitalization and other anti-dilution protection, the number of shares of Common Stock to be issuable in connection with the Private Placement Transactions may potentially reach or exceed 20% of the Company’s total issued and outstanding Common Stock as of the Record Date. Therefore, the Company decided to seek approve of the Share Issuance from the shareholders in order to comply with the relevant NYSE Amex rules.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Share Issuance requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On September 29, 2009, our Board of Directors unanimously adopted resolutions approving the Share Issuance and recommended that our stockholders approve the Share Issuance. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

On September 29, 2009, the following Stockholders of the Company owning the majority of the issued and outstanding shares of Common Stock, constituting the sole class of voting securities of the Company, executed and delivered to the Company their written consent approving the Share Issuance. On the Record Date, the Company had 36,125,754 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

Name of Consenting Shareholder	Number of Shares Owned	Percentage
Honouryear Limited	15,517,217	42.95%
Bestsucceed Limited	9,050,063	25.05%
TOTAL	24,567,280	68.00%

Accordingly, we have obtained all necessary corporate approvals in connection with the Share Issuance. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the actions taken by the Majority Stockholders were by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Common Stock

We are authorized to issue up to 120,000,000 shares of Common Stock. As of the Record Date, 36,125,754 shares of Common Stock were issued and outstanding. The Company has authorized and reserved 30,000 shares of Common Stock for issuance to a director under a restricted stock grant agreement. Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. Our Board of Directors has never declared a dividend and does not anticipate declaring a dividend on Common Stock in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our Common Stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We may issue up to 5,000,000 shares of preferred stock in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the Board of Directors may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control.

In accordance with our Articles of Incorporation, our Board of Directors unanimously approved the filing of a Certificate of Designation designating and authorizing the issuance of up to 545,455 shares of our Series A Preferred Stock. The Certificate of Designation was filed on September 30, 2009. The holders of Series A Preferred Stock are entitled to vote on all matters together with all other classes of stock on an as-converted to Common Stock basis. Holders of Series A Preferred Stock have protective separate class voting rights on matters, such as voluntary filing for bankruptcy or liquidation, adverse change of the rights, preferences, designations or privileges of Series A Preferred Stock, the issuance of other classes of stock with senior or equivalent rights, increase or decrease of the authorized number of shares of preferred stock of the Company, and changes to our charter documents. Shares of Series A Preferred Stock have a senior liquidation payment preference in the event of a liquidation or sale of the Company.

Shares of the Series A Preferred Stock are optionally convertible into fully paid and non-assessable shares of Common Stock at a conversion rate calculated by dividing (A) $33.00 per share by (B) the conversion price, which is initially $3.30 per share, subject to adjustment as provided in the Certificate of Designation. Initially, each share of Series A Preferred Stock is convertible into 10 shares of Common Stock.

Upon the occurrence of certain events provided in the Certificate of Designation, the Company has the right to convert outstanding Series A Preferred Stock into shares of Common Stock (the “Mandatory Conversion”). The conversion rate to be applied in effecting a Mandatory Conversion is calculated by dividing $33.00 per share by $2.75 or $3.30, as the case may be, subject to adjustment as provided in the Certificate of Designation.

In connection with the Private Placement Transactions, we issued 403,418 Units, each of which consists of one share of Series A Preferred Stock and one Investor Warrant to purchase 2.5 shares of the Company’s Common Stock.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the actions described in this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of September 29, 2009, by:

  each security holder known by the Company to be the beneficial owner of more than 5% of the Common Stock;

  each of the Company’s officers and directors; and

  all of the Company’s officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of China Nutrifruit Group Limited, 5th Floor, Chuangye Building, Chuangye Plaza, Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone, Daqing, Heilongjiang, China 163316.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Officers and Directors
Changjun Yu	Chairman	Common stock $0.001 par value	0	*
Jinglin Shi	President and CEO	Common stock $0.001 par value	0	*
Colman Cheng	CFO and Secretary	Common stock $0.001 par value	0	*
Manjiang Yu	Vice President of Sales	Common stock $0.001 par value	0	*
All officers and directors as a group (4 persons named above)		Common stock $0.001 par value	0	*
5% Securities Holders
Halter Financial Investments, L.P. 12890 Hilltop Road Argyle, TX 76226		Common stock $0.001 par value	2,513,758	6.96%
Yiu Fai Kung (3)		Common stock $0.001 par value	5,599,598 (3)	15.50%
Honouryear Limited (4)		Common stock $0.001 par value	15,517,217	42.95%
Bestsucceed Limited (5)		Common stock $0.001 par value	9,050,063	25.05%

* Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)

A total of 36,125,754 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d- 3(d)(1) as of September 29, 2009. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)

Pursuant to the make good escrow agreements with HFG International, Limited (“HFG”) and certain investors, Mr. Kung pledged 2,513,758 and 3,085,840 shares of our Common Stock owned by him along with blank stock powers, to be held in escrow for the benefit of HFG and investors, respectively. Those escrowed shares will be subject to disbursement to Mr. Kung or to the investors/HFG based on the Company’s financial performance in fiscal years 2009 and 2010.

(4)	Yiu Fai Kung is the director and sole owner of Honouryear Limited and is deemed to have sole voting and dispositive powers with respect to the securities held by Honouryear Limited

(5)	Kwan Mo Ng is the director and sole owner of Bestsucceed Limited and is deemed to have sole voting and dispositive powers with respect to the securities held by Bestsucceed Limited.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.